Exhibit 5.3

April 30, 2004



Securities and Exchange Commission

Dear Sirs/Madams:

Re:  Petrofund Energy Trust

We consent to the use of our report dated March 31, 2003 (except for note 9 which is dated June 20, 2003), relating to the financial statements of Trioco Resources Inc. as at and for the years ended
December 31, 2002 and 2001 appearing in this registration statement on Form F-10 of Petrofund Energy Trust dated April 30, 2004.

Yours very truly,

/s/  Collins Barrow Calgary LLP

Chartered Accountants
Calgary Alberta